    As filed with the Securities and Exchange Commission on August 17, 2000

                                          Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                        ______________________

                    POST-EFFECTIVE AMENDMENT NO. 1

                              TO FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                        ______________________

                           SYNTHETECH, INC.
        (Exact name of Registrant as specified in its charter)

              Oregon                           84-0845771
 (State or other jurisdiction of    (I.R.S. Employer Identification
  incorporation or organization)                  No.)

                          1290 Industrial Way
                             P.O. Box 646
                         Albany, Oregon 97321
     (Address of principal executive offices, including zip code)

     SYNTHETECH, INC. AMENDED AND RESTATED 1990 STOCK OPTION PLAN
           SYNTHETECH, INC. 1995 INCENTIVE COMPENSATION PLAN
                       (Full title of the plans)

                       M. ("Sreeni") Sreenivasan
                 President and Chief Executive Officer
                           Synthetech, Inc.
                          1290 Industrial Way
                             P.O. Box 646
                         Albany, Oregon 97321
                            (541) 967-6575
     (Name, address and telephone number, including area code, of agent for service)
                        ______________________
                              Copies to:
         David R. Clarke                     J. Sue Morgan
      Venture Counsel, P.C.                Perkins Coie LLP
 1230 SW First Avenue, Suite 250     1201 Third Avenue, Suite 4800
   Portland, Oregon 97204-3234      Seattle, Washington 98101-3099
                        ______________________

                    CALCULATION OF REGISTRATION FEE
                    -------------------------------
                       Amount      Proposed   Proposed     Amount
                       to Be       Maximum    Maximum        of
 Title of Securities   Registered  Offering    Aggregate  Registration
  to Be Registered                 Price Per   Offering      Fee
                                     Share     Price
 -------------------  -----------  ---------  ---------  -------------
Common Stock, par
 value $0.001 per
 share:                  (1)         (1)         (1)         (1)
(1) No additional securities are being registered. Registration fees for the shares available for issuance under the plans were paid when the original Form S-8 Registration Statement (File No. 033-64621) was filed with the Securities and Exchange Commission (the "Commission") on November 29, 1995. Therefore, no further registration fee is required.

               AMENDMENT OF PRIOR REGISTRATION STATEMENT

     The Registrant's Form S-8 Registration Statement filed with the Commission on November 29, 1995 (File No. 033-64621) is hereby amended as follows:

     (a) up to 56,075 shares available for issuance but not issued or subject to outstanding options as of June 12, 2000 under the Registrant's Amended and Restated 1990 Stock Option Plan and its 1995 Incentive Compensation Plan (the "Prior Plans") will no longer be issued under the Prior Plans but may be issued under the Registrant's 2000 Stock Incentive Plan; and

     (b) up to 837,375 shares currently subject to outstanding options under the Prior Plans that subsequently cease to be subject to such options (other than by reason of exercise of the options to the extent they are exercised for vested and nonforfeitable shares) will no longer be available for issuance under the Prior Plans but will be available for issuance under the Registrant's 2000 Stock Incentive Plan.

     The Registrant will file a Form S-8 Registration Statement to register an additional 500,000 shares of its Common Stock that are also available for issuance under the Registrant's 2000 Stock
Incentive Plan.

     The contents of the Form S-8 Registration Statement referred to above are incorporated by reference into this Amendment No. 1 to such Registration Statement, except as described herein. Required consents and signatures are included in this Amendment No. 1.

                                PART II
            INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8.  EXHIBITS

 Exhibit
 Number                   Description
 ------                   -----------
 *5.1      Opinion of Venture Counsel P.C. regarding
           legality of the Common Stock being registered
 23.1      Consent of Arthur Andersen LLP (Independent
           Accountants)
 23.2      Consent of Venture Counsel P.C.(included in
           opinion filed as Exhibit 5.1)
 24.1      Power of Attorney (see signature page)
*99.1      Synthetech, Inc. Amended and Restated 1990
           Stock Option Plan
*99.2      Synthetech, Inc. 1995 Incentive
           Compensation Plan


*Previously filed as exhibits to the Form S-8 Registration Statement filed with the Commission on November 29, 1995 (File No. 033-64621).

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (File No. 033-64621) and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Oregon, on the 17th day of August, 2000.

                              SYNTHETECH, INC.

                                 /s/ M. ("SREENI") SREENIVASAN
                                 By:M. ("Sreeni") Sreenivasan
                                 President and Chief Executive
                                 Officer

                           POWER OF ATTORNEY

     Each person whose signature appears below authorizes M. Sreenivasan and Charles B. Williams, or either of them, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and each capacity stated below, and to file any and all amendments to this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (File No. 033-64621).

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (File No. 033-64621) has been signed by the following persons in the capacities indicated below on the 17th day of August, 2000.

          Signature                             Title
          ---------                             -----
/s/ M. ("SREENI") SREENIVASAN   President, Chief Executive Officer
  M. ("Sreeni") Sreenivasan     and Director
                                (Principal Executive Officer)

   /s/ CHARLES B. WILLIAMS      Vice President of Finance and
     Charles B. Williams        Administration, Chief Financial
                                Officer and Director (Principal
                                Financial and Accounting Officer)

       *PAUL C. AHRENS          Chairman of the Board
        Paul C. Ahrens

      *HOWARD L. FARKAS         Director
       Howard L. Farkas

       *EDWARD M. GILES         Director
       Edward M. Giles

     *PAGE E. GOLSAN, III       Director
     Page E. Golsan, III



 *By: /s/ CHARLES B. WILLIAMS   Attorney-in-Fact
        Charles B. Williams

               INDEX TO EXHIBITS

 Exhibit
 Number                   Description
 ------                   -----------
 *5.1      Opinion of Venture Counsel P.C. regarding
           legality of the Common Stock being
          registered
 23.1      Consent of Arthur Andersen LLP (Independent
           Accountants)
 23.2      Consent of Venture Counsel P.C. (included
           in opinion filed as Exhibit 5.1)
 24.1      Power of Attorney (see signature page)
*99.1      Synthetech, Inc. 2000 Stock Incentive Plan
*99.2      Synthetech, Inc. 2000 Employee Stock
           Purchase Plan


*Previously filed as exhibits to the Form S-8 Registration
Statement filed with the Commission on November 29, 1995 (File No. 033-64621).